Exhibit 10(a)60

DEFINED CONTRIBUTION RESTORATION PLAN
OF ENTERGY CORPORATION AND SUBSIDIARIES
(As Amended and Restated Effective January 1, 2009)

Certificate of Amendment

Amendment No. 2

THIS INSTRUMENT, executed this 15th day of December, 2011, but made effective January 27, 2011, constitutes the Second Amendment of the Defined Contribution Restoration Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) (the “Plan”).

All capitalized terms used in this Amendment No. 2 shall have the meanings assigned to them in the Plan unless otherwise herein defined.

Pursuant to Section 10.01 of the Plan and in accordance with the Resolutions of the Personnel Committee of the Board of Directors adopted at its meeting of January 27, 2011, the Plan is hereby amended as follows:

1.	The last sentence of Plan Section 1.02 is amended in its entirety to read as follows:

Notwithstanding the foregoing, the term “Administrator” shall for Plan administrative purposes include the office of the senior-most System officer with responsibility for Human Resources and Administration, to whom the Personnel Committee has delegated the authority to act on its behalf with respect to all Plan administrative matters.

2.	Plan Section 1.15 is amended in its entirety to read as follows:

1.15
“Investment Funds” shall mean, at the discretion of the senior-most System officer with responsibility for Human Resources and Administration, the several T. Rowe Price investment funds from time to time available under the Savings Plan (but excluding Tradelink unless, and until such time as, approved by the senior-most System officer with responsibility for Human Resources and Administration as an Investment Fund), Common Stock, and/or any other investments that the senior-most System officer with responsibility for Human Resources and Administration may from time to time thereafter establish for purposes of this Plan after consideration of the costs associated with, and the flexibility granted by, such investments, which investments shall be used as a basis for determining the value credited to a Participant’s Account.

IN WITNESS WHEREOF, the Personnel Committee has caused this Second Amendment to the Defined Contribution Restoration Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective January 1, 2009) to be executed by its duly authorized representative on the day, month, and year above set forth, but effective January 27, 2011.

ENTERGY CORPORATION
PERSONNEL COMMITTEE
through the undersigned duly authorized representative

/s/ E. Renae Conley
E. Renae Conley
Executive Vice-President,
Human Resources and Administration